Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.01 par value, of Adams Respiratory Therapeutics, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 10th day of May, 2007.

D. E. Shaw Meniscus Portfolios, L.L.C.
By:	D. E. Shaw & Co., L.L.C., as managing member

	By:	/s/ Anne Dinning Anne Dinning Managing Director

D. E. Shaw Composite Portfolios, L.L.C.
By:	D. E. Shaw & Co., L.L.C., as managing member

	By:	/s/ Anne Dinning Anne Dinning Managing Director

D. E. Shaw & Co., L.L.C.

By:	/s/ Anne Dinning
Anne Dinning Managing Director

D. E. Shaw & Co., L.P.

By:	/s/ Anne Dinning
Anne Dinning Managing Director

David E. Shaw

By:	/s/ Anne Dinning
Anne Dinning Attorney-in-Fact for David E. Shaw